SCHEDULE A

To the Investment Management Agreement, dated December 2, 2004, by and between Allianz Life Advisers, LLC (previously USAllianz Advisers, LLC) and Allianz Variable Insurance Products Fund of Funds Trust (previously USAllianz Variable Insurance Products Fund of Funds Trust).


Fees payable to the Manager pursuant to Section 4 hereof shall be at the following annual rates for each Fund:

AZL Fusion Balanced Fund ......................................0 .20%
AZL Fusion Moderate Fund ..................................... 0.20%
AZL Fusion Growth Fund ........................................ 0.20%


The management fee shall be accrued and paid to the Manager pursuant to Section 4 of the Investment Management Agreement.


Date: October 6,2006


                        Allianz Variable Insurance Products Fund of Funds Trust

                        By: /s/ Jeffrey Kletti
                           ________________________________
                        Name: Jeffrey Kletti
                        Title: President



                        Allianz  Life Advisers, LLC

                        By: /s/ Brian Muench
                           ________________________________
                        Name: Brian Muench
                        Title: Vice President